                                                                    EXHIBIT 23.1


              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE


To the Stockholders and Board of Directors of Collectors Universe, Inc.

         We consent to the incorporation by reference in Registration Statements No. 333-34554, No. 333-34556 and No. 333-34558 of Collectors Universe, Inc. on Form S-8 of our report dated September 5, 2001, relating to the consolidated financial statements of Collectors Universe, Inc. and subsidiaries (the Company), appearing in this Annual Report on Form 10-K of Collectors Universe, Inc. for the year ended June 30, 2001.

         Our audits of the consolidated financial statements referred to in our aforementioned report also included the consolidated financial statement schedule of Collectors Universe, Inc. and subsidiaries, listed in Item 14. This consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.



DELOITTE & TOUCHE LLP

Costa Mesa, California
September 25, 2001